Exhibit 99.2

Contact: Gary R. Flaharty (713) 439-8039 H. Gene Shiels (713) 439-8822	Baker Hughes Incorporated P.O. Box 4740 Houston, Texas 77210-4740
Baker Hughes to Sell Interest in WesternGeco for $2.4 Billion
     HOUSTON, Texas – April 21, 2006. Baker Hughes Incorporated (BHI – NYSE; EBS) today announced that it has signed an agreement to sell its 30% minority interest in WesternGeco, a seismic venture jointly owned with Schlumberger Limited, to Schlumberger for $2.4 billion in cash. The sale has been approved by Baker Hughes’ Board of Directors and is expected to be completed by the end of April, 2006. Baker Hughes expects to record a pre-tax gain of approximately $1.74 billion (approximately $1.05 billion, net of tax), subject to normal closing adjustments. Cash proceeds, net of tax, are expected to be approximately $1.8 billion. Baker Hughes was advised by Goldman, Sachs & Co.
     The company plans to use the net cash proceeds to repurchase stock; accordingly the company also announced that its Board of Directors has increased its stock repurchase authorization by $1.8 billion.
     Commenting on the sale, Chad Deaton, Baker Hughes’ chairman and chief executive officer said, ”We have been pleased with the results from WesternGeco over the last several quarters and with the performance of the WesternGeco management team. However, the $2.4 billion sales price provides us with an excellent point to exit our minority ownership position. We remain excited about the growth in the global market for our products and services that we see continuing for the next several years. Baker Hughes will continue investing in people and technology to further our penetration of key global markets, and we maintain our intention to return cash in excess of our needs to our stockholders through our stock repurchase program.”
Conference Call
     The company has scheduled a conference call to discuss this announcement as well as its first quarter 2006 earnings on Wednesday, April 26, 2006, at 8:30 a.m. Eastern time, 7:30 a.m. Central time. To access the call, which is open to the public, please contact the conference call operator at (800) 374-2469, or (706) 634-7270 for international callers, 20 minutes prior to the scheduled start time, and ask for the “Baker Hughes Conference Call.” A replay will be available through Wednesday, May 10, 2006.

     The number for the replay is (706) 645-9291 and the access code is 6774291. The call and replay will also be web cast on www.bakerhughes.com/investor.
Forward-Looking Statements
     This news release (and oral statements made regarding the subjects of this release) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expects,” “expected,” and similar expressions are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from the preliminary estimates in our forward-looking statements. The company’s expectations with regard to gains and cash proceeds net of tax are subject to the completion of the transaction, tax and accounting treatment upon completion and the performance results of WesternGeco prior to completion. The risks and uncertainties regarding the completion of the sale of our interest in WesternGeco include, but are not limited to, failure of the parties to satisfy closing conditions. The company’s expectations regarding stock repurchases are subject to market conditions, such as the trading price for the company’s stock, and management’s discretion to discontinue stock repurchase at any time. These forward-looking-statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, and those set forth from time to time in our filings with the Securities and Exchange Commission. The company assumes no obligation to update any of the information referenced in this news release. The documents are available through the company’s web site or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov .
Baker Hughes is a leading provider of
drilling, formation evaluation, completion and production
products and services to the worldwide oil and gas industry.
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NOT INTENDED FOR BENEFICIAL HOLDERS